                                                                    EXHIBIT 10.9


                                                                  EXECUTION COPY














                            SHARE PURCHASE AGREEMENT

                                  BY AND AMONG

                     LIGHTEL S.A. TECNOLOGIA DA INFORMACAO,

                       WILLIAMS INTERNATIONAL ATL LIMITED,

                            JOHI REPRESENTACOES LTDA

                                       AND

                          ATL-ALGAR TELECOM LESTE, S.A.


                           DATED AS OF MARCH 25, 1999

                            SHARE PURCHASE AGREEMENT


         SHARE PURCHASE AGREEMENT, dated as of March 25, 1999 ("Agreement") by and among LIGHTEL S.A. TECNOLOGIA DA INFORMACAO, a Brazilian corporation ("Lightel"), WILLIAMS INTERNATIONAL ATL LIMITED, a Cayman Islands exempt limited company ("Williams"), JOHI REPRESENTACOES LTDA., a Brazilian limited liability company and wholly-owned subsidiary of Lightel ("Johi"), and ATL-ALGAR TELECOM LESTE, S.A., a Brazilian corporation ("ATL").

         WHEREAS, Williams has exercised its preferential right to acquire from Lightel 899,523 voting common shares of ATL and 4,071,527 nonvoting preferred shares of ATL (the "Offered Shares") proposed for transfer by Lightel upon the terms and conditions (the "Terms and Conditions") referred to in a certain letter from Lightel to Williams dated January 24, 1999 (the "Notice Letter");

         WHEREAS, as a condition precedent to, and in order to effect, the proposed transfer of the Offered Shares in accordance with such exercise, and pursuant to the Terms and Conditions, certain agreements and consents need to be entered into or given pursuant to the several other Transaction Agreements (as hereinafter defined) concurrently herewith; and

         WHEREAS, Williams, Lightel, Johi and ATL desire to enter into this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS AND INTERPRETATIONS.

         The following terms will have the following meanings when used as capitalized in this Agreement.

"ANATEL" means the Agencia Nacional de Telecomunicacoes, or such other Governmental Authority which is then regulating the telecommunications business activities of ATL and its Subsidiaries in Brazil.

"Ancillary Agreements" means Conditional Future Rights Agreement and the Put and Call Agreement, including all exhibits, attachments, schedules and annexes thereto, and a certain letter agreement of even date herewith entered into by the parties hereto in connection with the transactions contemplated hereby.

"Assignment Agreement" means the assignment and release agreement, dated as set forth in the Escrow Agreement, among Williams, Lightel, Lightel International Ltd. and Citibank N.A., as administrative agent.

"Banco Central" means Banco Central do Brasil, the central bank of Brazil.

"Capital Stock" means any and all shares, interests, quotas, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

"Closing" means the consummation and completion of the purchase and sale of the Offered Shares, the delivery and execution of the Share Purchase Agreement and the Ancillary Agreements, and all other actions or transactions to be completed and consummated by the Closing in accordance with this Agreement.

"Closing Date" is defined in Section 2.3 below.

"Concession Agreement" means the Concession Agreement dated April 2, 1998 between ATL and ANATEL, as the same may be amended, supplemented or otherwise modified from time to time.

"Conditional Future Rights Agreement" means the Conditional Future Rights Agreement dated as of March 24, 1999, among Lightel, Algar S.A.-Empreendimentos E Participacoes, Johi and Williams.

"Contractual Obligation" means, as to any Person, any provision of any security issued by any such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Conversion Closing" has the meaning given in the Escrow Agreement.

"Debt" of any Person means:

         (a) all indebtedness of such Person for borrowed money;

         (b) all Obligations of such Person for the deferred purchase price of property of services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business);

         (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

         (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

         (e) all Obligations of such Person under acceptance, letter of credit or similar facilities;

         (f) all Obligations of such Person to purchase, redeem, retire defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights, or options to acquire such capital stock;

         (g) all Obligations of such Person in respect of hedge agreements, valued at the agreement value thereof; and

         (h) all indebtedness and other payment Obligations referred to in clauses (a) through (g) above of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations;

Debt shall not include any deferred amounts owing (including related interest) as a license fee in connection with the license and concession received by ATL to provide Band B wireless communications in the States of Rio de Janeiro and Espirito Santo or Subordinated Debt (as defined in the Ericsson Loan Agreement (as defined below)) of the Shareholders.

"Debt Release Letter" means that certain debt release letter, dated as set forth in the Escrow Agreement, among Williams and Lightel, pursuant to which Williams releases Lightel from all of its Obligations under the Intercompany Note (as defined in the Escrow Agreement).

"Ericsson Loan Documents" has the meaning given in the Ericsson Loan Agreement.

"Ericsson Loan Agreement" is defined in Section 3.1(b)(ii) below.

"Ericsson Security Documents" is defined in Section 3.1(b)(ii) below.

"Escrow Agent" has the meaning given in the Escrow Agreement.

"Escrow Agreement" means the escrow agreement, dated as of March 24, 1999, among Johi, Lightel, Lightel International Ltd., Williams and Citibank, N.A., as escrow agent and administrative agent under the Credit Agreement (as defined in the Escrow Agreement).

"Escrow Property" has the meaning given in the Escrow Agreement.

"Financial Statements" is defined in Section 3.1(f) below.

"GAAP" means Brazilian generally accepted accounting principles as in effect from time to time.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and includes, for all purposes hereof, ANATEL and the Ministry of Communications.

"Johi Agreements" means the Assignment Agreement, the Escrow Agreement, the Johi Amendment, the Resignations and the Powers of Attorney.

"Johi Amendment" means the amendment to the Articles of Association of Johi, pursuant to which Lightel effectively agrees to transfer, or cause the transfer of, all of the Johi Capital Stock to Williams.

"Johi Capital Stock" means all of the Capital Stock issued by Johi as of the Closing Date.

"Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including without limitation, the lien or retained security title of a conditional vendor, any easement, right of way or other encumbrance on title to real property.

"Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of ATL or ATL and its Subsidiaries, taken as a whole.

"Material Adverse Effect" means a material adverse effect on (a) the business condition (financial or otherwise), operations, performance, properties or prospects of ATL or ATL and its Subsidiaries, taken as a whole, (b) the rights and remedies of Williams hereunder and under any Ancillary Agreement or (c) the ability of a Person to perform its Obligations under this Agreement or the Ancillary Agreements to which it is a party.

"Material Contract" means with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of U.S.$10,000,000 or more or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person, including but not limited to, the Project Contracts.

"Ministry of Communications" means the Ministerio das Comunicacoes, the Ministry of Communications of Brazil, or such other Governmental Authority which is then regulating the cellular telecommunications business activities of ATL and its Subsidiaries.

"Obligation" means with respect to any Person, any payment, performance or other obligations of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency or similar proceeding. Without limitation, the generality of the foregoing, the obligations of the parties to this Agreement and the Ancillary Agreements include:

         (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any party under this Agreement or any Ancillary Agreement; and

         (b) the obligation of any such party to reimburse any amount in respect of any of the foregoing that another party, at the first party's sole discretion, may elect to pay or advance on behalf of such party.

"Offered Shares" is defined in the Recitals of this Agreement.

"Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Power of Attorney" means the power of attorney from Lightel to Williams authorizing the Johi Amendment and the filing thereof with the appropriate Governmental Authority.

"Project Contracts" means the Concession Agreement and the Supply Agreements.

"Put and Call Agreement" means the Put and Call Agreement, dated as of March 24, 1999, among Lightel,Williams and Johi.

"Requirement of Law" means as to any Person, the partnership agreement, the certificate of incorporation and bylaws, estatuto social or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Resignations" means the resignations of the General Manager and other officers and directors of Johi effective as of the Conversion Closing.

"Shareholders" means Lightel, Johi, Williams, SKTI-US, LLC, a limited liability company organized under the laws of the State of Delaware and any other Person holding any Capital Stock of ATL.

"Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of:

         (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of a corporation or similar such entity (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

         (b) the interest in the capital or profits of a partnership, joint venture or limited liability company, or

         (c) the beneficial interest in a trust or estate

is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

"Supply Agreements" means the Services Supply Contract dated as of September 4, 1998, between ATL and Ericsson Telecomunicacoes S.A., the Network Operation and Maintenance Services Agreement dated as of September 4, 1998, between ATL and Ericsson Telecomunicacoes S.A. and the Supply and Implementation Contract dated as of September 4, 1998 between ATL and Ericsson Telecomunicacoes S.A., in each case as amended, modified and supplemented from time to time.

"Transaction Agreements" means the Agreement, the Ancillary Agreements, the Debt Release Letter and the Johi Agreements.

"U.S. GAAP" means United States generally accepted accounting principles.


SECTION 2. PURCHASE OF JOHI CAPITAL STOCK.

         2.1 PURCHASED SHARES. Subject to the terms and conditions of this Agreement and the other Transaction Agreements, Williams hereby agrees to purchase, and Lightel hereby agrees to sell to Williams, all of the Johi Capital Stock.

         2.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Johi Capital Stock will be US$265,000,000, payable as set forth in Section 2.3.

         2.3 CLOSING. The Closing will take place on the date of this Agreement by the execution, and delivery of this Agreement and the Ancillary Agreements by the parties thereto and the deliveries of the Escrow Property pursuant to the Escrow Agreement. In the event the conditions set forth in the Escrow Agreement shall not occur on or prior to the date specified in the Escrow Agreement for distribution of the Escrow Property as contemplated by Section 3 of the Escrow Agreement, the Escrow Agreement will terminate and the Escrow Property will be returned pursuant to Section 5 of the Escrow Agreement.


SECTION 3. REPRESENTATIONS AND WARRANTIES.

         3.1 ATL'S REPRESENTATIONS AND WARRANTIES. To induce Williams to enter into this Agreement and to complete the transactions required on the Closing Date, ATL represents and warrants to Williams as of the date of this Agreement that:

             (a) Due Organization; Due Qualification; Requisite Power. Each of ATL and its Subsidiaries (i) is an entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, (iii) has all requisite corporate power and authority (including, without limitation, except as described on Schedule 3.1(a), all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted and (iv) is in compliance with all material applicable laws, rules and regulations, charters (except as described on Schedule 3.1), treaties and determinations of an arbitrator or a court or other Governmental Authority.

             (b) No Subsidiaries, Capital Stock.

                  (i) As of the date hereof, ATL does not have any Subsidiaries other than ATL Cayman International ("ATL Cayman"), a Cayman Islands company. The Shareholders (including directors appointed by Lightel) own directly 100% of ATL. ATL owns directly 100% of the Capital Stock of ATL Cayman. Prior to the completion of the transactions contemplated by the Agreement, Lightel and its directors own 35% of the outstanding capital stock of ATL, consisting of 2,414,511 common shares and 2,556,539 preferred shares (including shares held by directors of Lightel); Johi owns the Offered Shares comprising 35% of the outstanding capital stock of ATL, and consisting of 899,523 common shares and 4,071,527 preferred shares; Williams owns 20% of the outstanding capital stock of ATL, consisting of 2,840,600 preferred shares; and SKTI-US LLC ("LLC") owns 10% of the outstanding capital stock of ATL, consisting of 1,420,300 common shares.

                  (ii) As of the date hereof, there is no issued or outstanding Capital Stock of ATL or ATL Cayman other than as described in Section 3.1(b)(i). All of the outstanding capital stock of ATL and ATL Cayman has been validly issued, is fully paid and nonassessable and is owned by the Persons described, in the amounts specified, in Section 3.1(b)(i) and is free and clear of all Liens whatsoever, except Liens created pursuant to the Security Documents (as defined in that certain Secured Loan Agreement (the "Ericsson Loan Agreement") dated as of March 11, 1999, among ATL, ATL Cayman and Ericsson Project Finance AB, as initial lender, collateral agent and administrative agent) and any other agreements related to the Share Pledge Agreement and the Ericsson Loan Agreement (the "Ericsson Security Documents").

                  (iii) Immediately after the Closing, the Offered Shares will represent 35% of the outstanding capital stock of ATL, which total will include the number of all common and preferred stock issued or otherwise issuable from other forms of equity or of Debt, including other preferred shares, warrants, convertible Debt and equity and options to purchase in ATL. The Offered Shares will have been transferred directly to Johi at or prior to Closing by Lightel, free and clear of all Liens (other than as set forth in the Ericsson Security Documents), and upon such transfer Johi will be the sole record and beneficial owner of the Offered Shares. All of the Offered Shares have been duly authorized and, contemporaneously with the Closing, will be validly issued, fully paid and nonassessable, all in compliance with Brazilian Requirements of Law.

             (c) Due Authorization, No Violations or Defaults. The execution, delivery and performance by ATL of this Agreement and the Ancillary Agreements to which it is or is to be a party and the other transactions contemplated thereby, are within such Person's powers, have been duly authorized by all necessary corporate action, and do not violate any Requirement of Law or Contractual Obligation of such Person or, except for the Liens created under the Ericsson Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of ATL or any of its Subsidiaries. Neither ATL nor any of its Subsidiaries is in violation of any Requirement of Law. No Default or Event of Default (as such terms are defined in the Ericsson Loan Agreement) has occurred and is continuing.

             (d) No Authorizations or Approvals. Except as described in Schedule 3.1, no authorization or approval, consent or other action by, and no notice to, recordation with or filing with, any Governmental Authority or any other Person is required in connection with the due execution, delivery, performance, recordation, filing, legality, validity, admissibility in evidence or enforceability of this Agreement or the Ancillary Agreements or the other transactions contemplated hereby or thereby, except for (i) the issuance by Banco Central of a certificate of registration in connection with the Offered Shares; (ii) the authorization by Banco Central of payments abroad in connection with the Offered Shares; (iii) the translation of this Agreement or any Ancillary Agreement into Portuguese by a sworn translator, to the extent required for such agreement to be in proper legal form under the laws of Brazil for the enforcement thereof in any competent Brazilian court; (iv) the notarization of signatures of parties to this Agreement and the Ancillary Agreements signing outside of Brazil and the consularization of this Agreement and the Ancillary Agreements executed outside of Brazil by a Brazilian consular official; (v) the registration of this Agreement or any Ancillary Agreement in the appropriate registry in Brazil or the corporate register of ATL (as the case may be); (vi) the filing of the Johi Amendment and the Resignations with the relevant Board of Trade and/or other Governmental Authority in Brazil; and (vii) those authorizations, approvals, consents, actions, notices or filings which have been duly obtained or made, as the case may be, and which remain in full force and effect.

             (e) Due Execution and Delivery; Enforceability. This Agreement and the Ancillary Agreements to which ATL is a party have been duly executed and delivered by ATL and are the legal, valid and binding obligation of ATL, enforceable against ATL in accordance with its terms, subject to bankruptcy, insolvency and other rules of general application applicable to creditors and general principles of equity.

             (f) Financial Statements. The financial statements of ATL as of December 31, 1998 (the "Financial Statements"), have been prepared in accordance with GAAP and U.S. GAAP, consistently applied. Such Financial Statements of ATL as of December 31,1998 and all notes associated with said documents fairly present the financial condition and the results of operations, and include balance sheets, a statement of income (U.S. GAAP only), statements of changes in shareholders' investment, sources and use of funds of ATL (GAAP only) and a statement of cash flows (U.S. GAAP only), as at the respective dates of and for the periods referred to in such documents. The U.S. GAAP Financial Statements contain a note referring to differences from GAAP and are accompanied by a convenience translation to U.S. Dollars, all in accordance with U.S. GAAP, consistently applied. The Financial Statements are accompanied by an opinion of Arthur Andersen S/C, independent public accountants.

             (g) No Undisclosed Obligations. ATL and its Subsidiaries have no material Obligations, except for obligations under Material Contracts (but not Obligations for breach thereof), Obligations reflected or reserved against in the Financial Statements and Obligations incurred in the ordinary course of business since December 31, 1998, and Obligations incurred in connection with the transactions contemplated by the Ericsson Loan Documents.

             (h) Accuracy of Information Provided. The information, exhibits, reports and schedules (collectively, "Information") furnished prior to the date hereof by ATL to Ericsson Radio System AB or its affiliates ("Ericsson") in connection with the negotiation of the Ericsson Loan Documents is true and correct in every material respect and was prepared in good faith and

ATL has not failed to disclose any material fact to Ericsson that is necessary to make such Information not misleading in light of conditions existing at the time of delivery of such Information.

             (i) No Material Litigation. There is no action, suit, investigation, litigation or proceeding against ATL or any of its Subsidiaries pending or, to the knowledge of ATL, threatened before any arbitrator or Government Authority affecting ATL or any of its Subsidiaries that (a) is reasonably likely to have a Material Adverse Effect, or (b) purports to affect the legality, validity or enforceability of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

             (j) No Material Adverse Change. No Material Adverse Change has occurred since December 31, 1998.

             (k) Existing Debt. Set forth on Schedule 3.1(k) hereto is a complete and accurate list of all existing Debt of the Company and its Subsidiaries, showing as of the date hereof the principal amount outstanding thereunder.

             (l) Title to Properties. Each of ATL and its Subsidiaries has good title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, (a) subject to customary exceptions in accordance with accepted practices in Brazil for leases of a similar nature in comparable locations, and none of such property is subject to any Lien, other than Liens created or not prohibited by the Ericsson Loan Documents, and (b) except to the extent that the failure to have such title or interests could not reasonably be expected to have a Material Adverse Effect.

             (m) Taxes. Each of ATL and its Subsidiaries has filed or caused to be filed or has been included in all tax returns required to be filed and has paid all taxes shown thereon to be due or on any assessment made against it or any of its property, together with applicable interest and penalties and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than the amount or validity of which are currently being contested in good faith by appropriate proceedings). As of the date hereof, no taxes referred to in the preceding sentence are due and owing to any Governmental Authority.

             (n) Material Contracts. Set forth on Schedule 3.1(n) hereto is a complete and accurate list of all Material Contracts of each of ATL and its Subsidiaries, showing as of the date of such schedule the parties, subject matter and term thereof. Each such Material Contract, except as stated on
Schedule 3.1(n), (a) has been duly authorized, executed and delivered by ATL or the applicable Subsidiary party thereto and to the actual knowledge of ATL or the applicable Subsidiary party thereto, but without any specific inquiry being made, has been executed and delivered by all other parties thereto and (b) has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against ATL or the applicable Subsidiary party thereto and, to the knowledge of ATL or the applicable Subsidiary party thereto, but without any specific inquiry being made, against all other parties thereto in accordance with its terms. Except as stated on Schedule 3.1(n) there exists no material default under any Material Contract by ATL or the applicable Subsidiary party thereto or to the knowledge of ATL or the applicable Subsidiary party thereto, by any other party thereto, which will have a Material Adverse Effect.

         3.2 LIGHTEL REPRESENTATIONS AND WARRANTIES. Lightel represents and warrants to Williams as of the date of this Agreement that:

             (a) Due Incorporation. Lightel is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

             (b) Due Authorization, No Violations or Defaults Lightel has the power and authority and the legal right to execute and deliver and perform its obligations under the Transaction Agreements to which Lightel is a party, and has taken all necessary action to authorize their execution, delivery and performance of the Transaction Agreements to which Lightel is a party.

             (c) Due Execution and Delivery; Enforceability. The Transaction Agreements to which Lightel is a party have been duly executed and delivered by Lightel and are the legal, valid and binding obligation of Lightel, enforceable against Lightel in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or law);

             (d) No Violation. The execution, delivery and performance of the Transaction Agreements to which Lightel is a party will not violate in any material respect any provision of any Requirement of Law or Contractual Obligation of Lightel and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of Lightel pursuant to any such Requirement of Law or Contractual Obligation of Lightel; and

             (e) Governmental Authorizations. No material consent or authorization of, filing with or other act by or in respect of any arbitrator or Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of the Transaction Agreements to which Lightel is a party, other than any of the foregoing that have been obtained and are in full force and effect or are to be obtained pursuant to the Transaction Agreements to which Lightel is a party.

             (f) ATL Representations and Warranties. Lightel has no actual knowledge that any of the representations and warranties of ATL set forth in
Section 3.1 hereof are not true and correct in all material respects as of the date hereof, (without any representation or warranty that Lightel has conducted any investigation in respect thereof, and without regard to any knowledge Lightel may have been capable of having acquired at any time with respect thereto).

         3.3 WILLIAMS REPRESENTATIONS AND WARRANTIES. Williams represents and warrants to Lightel as of the date of the Agreement that:

             (a) Due Incorporation. Williams is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

             (b) Due Authorization, No Violations or Defaults Williams has the power and authority and the legal right to execute and deliver and perform its obligations under the Transaction Agreements to which it is a party, and has taken all necessary action to authorize their execution, delivery and performance of the Transaction Agreements to which it is a party;

             (c) Due Execution and Delivery; Enforceability. The Transaction Agreements to which it is a party have been duly executed and delivered by Williams and are the legal, valid and binding obligation of Williams, enforceable against Williams in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or law);

             (d) No Violation. The execution, delivery and performance of the Transaction Agreements to which it is a party will not violate in any material respect any provision of any Requirement of Law (except Williams makes no such representation in respect of Regulation 101, as adopted on February 4, 1999, by ANATEL ("Regulation 101")) or Contractual Obligation of Williams and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of Williams pursuant to any such Requirement of Law or Contractual Obligation of Williams; and

             (e) Governmental Authorizations. No material consent or authorization of, filing with or other act by or in respect of any arbitrator or Governmental Authority (except Williams makes no such representation in respect of Regulation 101) is required in connection with the execution, delivery, performance, validity or enforceability of the Transaction Agreements to which it is a party, other than any of the foregoing that have been obtained and are in full force and effect.


             (f) ATL Representations and Warranties. Williams has no actual knowledge that any of the representations and warranties of ATL set forth in
Section 3.1 hereof are not true and correct in all material respects as of the date hereof (without any representation or warranty that Williams has conducted any investigation in respect thereof, and without regard to any knowledge Williams may have been capable of having acquired at any time with respect thereto).

         3.4 LIGHTEL'S AND JOHI'S REPRESENTATION AND WARRANTIES. Lightel and Johi, jointly and severally, represent and warrant to Williams as of the date of this Agreement that:

             (a) Due Organization; Due Qualification; Requisite Power. Johi (i) is an entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, (iii) has all requisite corporate power and authority (including, without limitation all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted and (iv) is in compliance with all material applicable laws, rules and regulations, charters, treaties and determinations of an arbitrator or a court or other Governmental Authority.

             (b) No Subsidiaries, Capital Stock. As of the date hereof, Johi does not have any Subsidiaries. Except for one quota owned by Mr. Aristeu da Silva Grillo, Lightel owns all of the outstanding Johi Capital Stock, and as of the date hereof, there is no other issued or outstanding Johi Capital Stock. All of the outstanding Johi Capital Stock has been validly issued, is fully paid and nonassessable and is free and clear of all Liens whatsoever.

             (c) Due Authorization, No Violations or Defaults. The execution, delivery and performance by Johi of the Transaction Agreements to which it is or is to be a party and the transactions contemplated thereby are within such Person's powers, have been duly authorized by all necessary corporate action, and do not violate any Requirement of Law or Contractual Obligation of such Person or result in or require the creation or imposition of any Lien upon or with respect to any of the properties of Johi (other than pursuant to the terms of the Escrow Agreement). Johi is not in violation of any Requirement of Law.

             (d) No Authorizations or Approvals. Except as described in Section 9 below and as contemplated by the Johi Agreements, no authorization or approval, consent or other action by, and no notice to, recordation with or filing with, any Governmental Authority or any other person is required in connection with the due execution, delivery, performance, recordation, filing, legality, validity, admissibility in evidence or enforceability of the Johi Agreements or the other transactions contemplated thereby, except for: (i) the prior approval by Banco Central for the conversion of certain loans into equity investments in Johi; (ii) the issuance by Banco Central of an equity certificate of registration in connection with the Johi Capital Stock to allow Williams to remit dividends and repatriate equity principal abroad; (iii) the translation of such Agreements into Portuguese by a sworn translator, to the extent required for such agreement to be in proper legal form under the laws of Brazil for the enforcement thereof in any competent Brazilian court; (iv) the notarization of signatures of parties to such Agreements signing outside of Brazil and the consularization of such Agreements executed outside of Brazil by a Brazilian consular official; (v) the registration of such Agreements in the appropriate registry in Brazil or the corporate register of ATL (as the case may be); (vi) the filing of the Johi Amendment and the Resignations with the relevant Board of Trade and/or other Governmental Authority in Brazil; and (vii) those authorizations, approvals, consents, actions, notices or filings which have been duly obtained or made, as the case may be, and which remain in full force and effect.

             (e) Due Execution and Delivery; Enforceability. The Transaction Agreements to which Johi is a party have been duly executed and delivered by Johi and are the legal, valid and binding obligation of Johi, enforceable against Johi in accordance with their terms, subject to bankruptcy, insolvency and other rules of general application applicable to creditors and general principles of equity.

             (f) No Material Litigation. There is no action, suit, investigation, litigation or proceeding against Johi pending or, to the knowledge of Johi or Lightel, threatened before any arbitrator or Government Authority affecting Johi that (i) is reasonably likely to have a Material

Adverse Effect on Johi, or (ii) purports to affect the legality, validity or enforceability of any Transaction Agreement or the consummation of the transactions contemplated thereby.

             (g) Existing Obligations. Except for Obligations incurred in connection with the Transaction Agreements and the transactions contemplated thereby, Johi does not have any material Obligations.

             (h) Title to Properties. Johi has good title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, (a) subject to customary exceptions in accordance with accepted practices in Brazil for Leases of a similar nature in comparable locations, and none of such property is subject to any Lien, (b) except to the extent that the failure to have such title or interests could not reasonably be expected to have a Material Adverse Effect on Johi.

             (i) Taxes. Johi has filed or caused to be filed or has been included in all tax returns required to be filed and has paid all taxes shown thereon to be due or on any assessment made against it or any of its property, together with applicable interest and penalties and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than the amount or validity of which are currently being contested in good faith by appropriate proceedings). As of the date hereof, no taxes referred to in the preceding sentence are due and owing to any Governmental Authority.

             (j) Material Contracts. Set forth on Schedule 3.4 hereto is a complete and accurate list of all Material Contracts of Johi (excluding the Transaction Agreements), showing as of the date of such schedule, the parties, subject matter and term thereof. Each such Material Contract, except as stated on Schedule 3.4, (i) has been duly authorized, executed and delivered by Johi and to the actual knowledge of Johi and Lightel, but without any specific inquiry being made, has been executed and delivered by all other parties thereto and (ii) has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against Johi and, to the knowledge of Johi, but without any specific inquiry being made, against all other parties thereto in accordance with its terms. Except as stated on Schedule 3.4 there exists no material default under any Material Contract by Johi or to the knowledge of Johi and Lightel, by any other party thereto, which will have a Material Adverse Effect on Johi.


SECTION 4. [INTENTIONALLY OMITTED]


SECTION 5. [INTENTIONALLY OMITTED]


SECTION 6. [INTENTIONALLY OMITTED]


SECTION 7. INDEMNIFICATION; REMEDY.

         7.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations and warranties, if any, in each Transaction Agreement will survive the Closing for one (1) year. If Williams had actual knowledge that a representation or warranty by ATL herein was not true and correct in all material respects as of the date hereof, Williams will not have any right to indemnification, payment of loss or other remedy based on such representation and warranty, but Williams' right to indemnification, payment of loss or other remedy based on a representation or warranty will not be affected by any investigation that Williams could have conducted or with respect to any knowledge Williams may have been capable of having acquired at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation or warranty.

         7.2 INDEMNIFICATION AND PAYMENT OF LOSS BY LIGHTEL. Lightel will indemnify and hold harmless Williams and its officers, directors and representatives (collectively, the "Williams Indemnified Persons") for, and will pay to the Williams Indemnified Persons the amount of any loss, cost or expense arising from or in connection with, except as specifically stated in the Transaction Agreements:

             (a) any material inaccuracy on the date hereof of any representation or warranty made by Lightel in this Agreement or in any other Transaction Agreement;

             (b) any material breach by Lightel of any obligation of Lightel in this Agreement or any other Transaction Agreement; or

             (c) the Johi Agreements and the transactions contemplated thereby, including any net increase in taxes or other charges imposed by any Governmental Authority, payable by or assessed against Williams or Johi, that would not have been owed by Williams if Williams had owned the Offered Shares directly, including any withholding income tax or other tax in Brazil, and including from any recharacterization of the transactions set forth in the Johi Agreements by the authorities in Brazil, but excluding any such amounts arising from or in connection with the operation of Johi, not contemplated by the Johi Agreements, after the Conversion Closing.

         7.3 INDEMNIFICATION AND PAYMENT OF LOSS BY ATL. ATL will indemnify and hold harmless each Williams Indemnified Person for, and will pay to the Williams Indemnified Persons the amount of any loss, cost or expense arising from or in connection with:

             (a) any material inaccuracy on the date hereof of any representation or warranty made by ATL in this Agreement or any Ancillary Agreement to which it is a party; or

             (b) any material breach by ATL of any obligation of ATL in this Agreement or any Ancillary Agreement to which it is a party.

         7.4 INDEMNIFICATION AND PAYMENT OF LOSS BY WILLIAMS. Williams will indemnify and hold harmless ATL and Lightel and their officers, directors and representatives (collectively, the "A/L Indemnified Persons", and together with the Williams Indemnified Persons, the "Indemnified Persons") for, and will pay to the A/L Indemnified Persons the amount of any loss, cost or expense arising from or in connection with:

             (a) any material inaccuracy on the date hereof of any representation or warranty made by Williams in this Agreement or in any other Transaction Agreement; or

             (b) any material breach by Williams of any obligation of Williams in this Agreement or any other Transaction Agreement.

         7.5 REMEDIES NOT EXCLUSIVE. If ATL has not complied with the provisions of Section 9, then Williams may seek specific performance thereof to the fullest extent permitted by applicable Brazilian law, including in accordance with the provisions of Paragraph 3, Article 118, Brazilian Law No. 6,404 of December 15, 1976, if applicable and the specific performance provisions contained in Articles 641, 642 and 798 of the Brazilian Code of Civil Procedure. Nothing in this Agreement or any Ancillary Agreement shall reduce or diminish in any respect any rights or remedies including specific performance Williams may have under any other agreement with respect to ATL or Lightel to which Williams is a party to the extent consistent herewith.

         7.6 PROCEDURE FOR INDEMNIFICATION --THIRD PARTY CLAIMS.

             (a) Promptly after receipt by an Indemnified Person of notice of the commencement of any proceeding against it, such Indemnified Person will, if a claim is to be made against an indemnifying Person hereunder, give notice to the indemnifying Person of the commencement of such claim and the fact that such notice is being provided pursuant to this Section 7.6(a), but the failure to so notify the indemnifying person will not relieve the indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying Person demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

             (b) If notice is given to an indemnifying Person of the commencement of any proceeding pursuant to Section 7.6(a) and the indemnifying Person does not, within twenty (20) days after the Indemnified Person's notice has been received, give notice to the Indemnified Person of its election to assume the defense of such proceeding, then the indemnifying Person will be bound by any determination made in such proceeding or any compromise or settlement effected by the Indemnified Person.

             (c) If any proceeding referred to in this Section 7.6 is brought against an Indemnified Person, the indemnifying Person may retain counsel of its choice, reasonably acceptable to the Indemnified Person, to represent the Indemnified Person and any others the indemnifying Person may reasonably designate in connection with such proceeding and will pay the fees and disbursements of such counsel with regard thereto. Upon request by the indemnifying Person, the Indemnified Person agrees (or, if such Person is not a party hereto, the relevant party hereto agrees to cause such person) to cooperate with the indemnifying Person and its counsel in contesting any proceeding which the indemnifying Person defends, or, if appropriate and related to the claim in question, in making any counterclaim against the person who brought the proceeding or any cross-complaint against any person. No proceeding or related claim or demand may be settled without the consent of the indemnifying Person. Notwithstanding the foregoing, if a proceeding involves a tax claim, or if an Indemnified Person determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, then the Indemnified Person may, by notice to the indemnifying Person, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying Person will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).


SECTION 8. NOTICES.

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when actually received, and may be (a) delivered by hand, (b) sent by telecopier (with written confirmation of receipt) or (c) sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  If to Williams or, after the Conversion Closing, Johi, to:

                  Williams International ATL Limited
                  One Williams Center, Suite 4100
                  Tulsa, Oklahoma 74172
                  Attention: Jacob D. Steelman, Jr.
                  Facsimile No.:  (918) 573-8051

                  If to Lightel or, before the Conversion Closing, Johi, to:

                  Lightel S.A. - Tecnologia Da Informacao
                  Avenue Comendador Alexandrino Garcia 2689
                  Uberlandia - MG Brazil CEP 38402-288
                  Attention: LouAngela Bianchinni
                  Facsimile No.:  (55-34) 212-0862

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom (Illinois)
                  333 W. Wacker Drive, Suite 2100
                  Suite 2100
                  Chicago, IL  60606
                  Attention:  Warren Lavey
                  Facsimile No.:  (312) 407-0411

                  and

                  If to ATL, to:

                  ATL-ALGAR Telecom Leste, S.A.
                  Rua Mena Barreto, 42
                  6th Floor
                  Rio de Janeiro, Brazil
                  Attention:  Louis Nelson Assis
                  Facsimile No.:  (55-21) 528-9009

SECTION 9. OBLIGATIONS FOLLOWING THE CLOSING.

             (a) Not later than sixty (60) days from the Closing Date, ATL shall report the indirect transfer of Offered Shares to Williams in full compliance with Section 40, third paragraph, of the Concession Agreement applicable to ATL, and shall otherwise take all action and file all notices with each Governmental Authority in accordance with all Requirement of Laws applicable to ATL.

             (b) Within ten (10) days following the Closing Date, ATL and Lightel agree to assist Williams in applying with the Banco Central for the issuance of a Certificado de Registro to evidence the Offered Shares as a foreign investment of Williams so as to allow Williams the receipt of dividends, proceeds of sale and other shares of ATL received by Williams by way of stock dividends, share splits or replacement shares. ATL and Lightel agree to provide the Banco Central with any information and/or document that the Banco Central may request and to comply with any requirement the Banco Central may make so as to issue the Certificado de Registro. ATL shall be liable for the payment of any penalty or fine that might be imposed by the Banco Central or any other Governmental Authority as a result of an event attributable to ATL in case of its failure to comply with the terms set forth in the applicable legislation for the application for registration of foreign investments in Brazil and the fulfillment of any requirement made by the Banco Central for such purpose or any other purpose. ATL and Lightel each shall use all reasonable efforts to assist Williams to cause the Banco Central to issue the Certificado de Registro evidencing the Offered Shares within sixty (60) days following the Closing Date. Within five (5) business days following the receipt of such Certificado de Registro by ATL, ATL agrees to send a copy thereof to Williams. In connection with the above registration procedures, ATL will bear all administrative costs and filing fees imposed by the Banco Central, and Lightel, Johi and Williams will bear its own expenses (including attorney's fees) as provided in Section 11(a) hereof. Lightel will pay the withholding taxes specified in the letter from Banco Central to Lightel, dated March 16, 1999, payable in respect of the Johi Agreements as provided in the conversion approval by the Banco Central. Concurrently with the Closing, Williams will submit the debt equity swap request with respect to the Lightel intercompany note (which is to be assigned to Williams pursuant to the Assignment Agreement) on FIRC Communication No. 28 Forms to Banco Central and promptly upon approval of the request by Banco Central, Williams will effect the conversion thereunder.


SECTION 10. JURISDICTION.

             (a) This Agreement may be enforced in the courts of the city of New York, State of New York located in the Southern District of New York, United States of America, or in the central courts of the city of Sao Paulo, State of Sao Paulo, Brazil. Final judgment issued by any of such courts shall be conclusive and may be enforced in the other courts referred to herein, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

             (b) By the execution and delivery of this Agreement, each party irrevocably submits to the jurisdiction of any such court in any action, suit or proceeding arising out of or relating to this Agreement, and each of such parties designates, appoints and empowers CT

Corporation System, Inc. with an office at 1633 Broadway, New York, NY 10019, United States of America as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding that another party elects to bring in the State of New York. Notwithstanding the foregoing, each party hereto reserves the right to make personal service on each other party of any summons, complaint or other legal process in any such action, suit or proceeding.

             (c) As long as the this Ancillary Agreements remain in force, each party hereto shall maintain a duly appointed agent for the service of summons, complaint and other legal process in New York, New York, United States of America, for purposes of any legal action, suit or proceeding another party may bring in the courts of the City of New York in respect of this Agreement to which any of the above parties is a party. Each party shall keep each other party advised of the identity and location of such agent.

             (d) Each party hereto also irrevocably consents, if for any reason such party's authorized agent for service of process of summons, complaint and other legal process in any such action, suit or proceeding is not present in New York, New York, to service of such papers being made out of those courts by mailing copies of the papers by registered United States air mail, postage prepaid, to the relevant party at its address specified in the opening of this Agreement. In such a case, the relevant party shall also send by telex or facsimile, or have sent by telex or facsimile, a copy of the papers to such party.

             (e) Service in the manner provided in Subsection (c) above in any such action, suit or proceeding shall be deemed personal service, shall be accepted by each party hereto, as such and shall be valid and binding upon the relevant party for all purposes of any such action, suit or proceeding.

             (f) Each party hereto irrevocably waives to the fullest extent permitted by applicable law:

                  (i) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceedings in any court referred to in this Section;

                  (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum;

                  (iii) its right of removal of any matter commenced by a party under this Section in the courts of the State of New York to any court of the United States of America; and

                  (iv) any and all rights to demand a trial be jury in any such action, suit or proceeding brought against a party by another party.

         (g) To the extent that any party hereto may be entitled in any jurisdiction referred to in Subsection (a) above to claim for itself or its assets immunity in respect of its obligations under this Agreement or the Ancillary Agreements from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any such jurisdictions such immunity (whether or not claimed) may be attributed to it or its assets, such party irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of any of such jurisdictions.

         (h) To the extent that a party hereto may, in any suit, action or proceeding brought in any of the courts referred to in Subsection (a) above arising out of or in connection with this Agreement be entitled to the benefit of any provision of law requiring another party in such suit, action or proceeding to post security for the costs of any of such parties (cautio judicatum solvi), or to post a bond or to take similar action, each party hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the State of New York, United States of America or Brazil.

         (i) If a party hereto brings any legal action, suit or proceeding arising out of or relating to this Agreement, in the central courts of the city of Sao Paulo, State of Sao Paulo, Brazil, as referred to in Subsection (a), any party hereto shall be entitled to claim in such Brazilian court the specific performance of the obligations assumed by the other parties hereunder, or any portion hereof or thereof, pursuant to the relevant articles of the Brazilian Code of Civil Procedure, including, but not limited to, Articles 461, 632, 639, as well as pursuant to Article 118 of Brazilian Law No. 6,404, enacted on December 15, 1976.

SECTION 11. MISCELLANEOUS.

         (a) Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, negotiation, execution, and performance of the Transaction Agreements and the transactions contemplated thereby, including all fees and expenses of agents, representatives, counsel, and accountants.

         (b) This Agreement supersedes all prior agreements between the parties with respect to its subject matter other than the other Transaction Agreements. This Agreement may not be amended except by a written agreement of the parties. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the agreements or documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of the Transaction Agreements can be discharged by one party, in whole or in part, by a waiver or renunciation of such claim or right unless in writing signed by such party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         (c) Each party to this Agreement agrees to execute, acknowledge, deliver file and record such further certificates, amendments, instruments or documents, and to do all such other acts and things, as may be required by law or as may be necessary or advisable to carry out the intent and purpose of this Agreement.

         (d) All headings and captions contained in this Agreement are inserted for convenience only and shall not be deemed part of this Agreement.

         (e) This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         (f) This Agreement may be signed in one or more counterpart copies, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         (g) For the purposes of Article 9 of Decree-Law No. 4657 dated September 4, 1942, the transactions contemplated hereby have been proposed to Lightel, ATL and Johi by Williams.

         (h) Every provision of this Agreement is intended to be several. The invalidity and unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         (i) This Agreement shall be binding upon the parties hereto, their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. No person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns, shall have any rights or claims under this Agreement.

         (j) This Agreement constitutes the entire agreement of the parties hereto on the subject matter hereof, and can only be amended by a written instrument signed by all of the parties hereto. No party may assign any of its rights under this Agreement without the prior written consent of the other parties. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties hereto, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         (k) The parties will use their best efforts to coordinate and harmonize any public announcement or similar publicity with respect to the Transaction Agreements or the transactions contemplated thereby. The terms hereof shall be governed by the confidentiality and similar terms contained in the Shareholders' Agreement, dated as of November 12, 1998, as amended, among the Shareholders of ATL.

         IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be duly executed as of the date first above written.

                                        LIGHTEL S.A.- TECNOLOGIA DA
                                               INFORMACAO


                                         /s/ [ILLEGIBLE]
                                        -----------------------------------
                                        Name:

         On the ___ day of March, in the year nineteen hundred and ninety nine, before me personally came ______________________________, ___________ Lightel
S.A. - Tecnologia Da Informacao, who signed her/his name thereto by order of the Board of Directors of said corporation.


                                               -------------------------------
                                               Notary

WITNESSES:


------------------------------
Name:
CPF:


------------------------------
Name:
CPF:

                  One the ___ day of March, in the year nineteen hundred and ninety nine, before me personally came ______________________ to me known to be the individual described in, and who witnessed the execution of the foregoing instrument.



                                               -------------------------------
                                               Notary

         One the ___ day of March, in the year nineteen hundred and ninety nine, before me personally came ______________________ to me known to be the individual described in, and who witnessed the execution of the foregoing instrument.



                                               -------------------------------
                                               Notary

         IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be duly executed as of the date first above written.

                                      WILLIAMS INTERNATIONAL ATL LIMITED


                                       /s/ JOHN C. BAUMGARNER
                                      --------------------------------
                                      Name:  John C. Baumgarner, Jr.
                                      Title: President

         On the 24TH day of March, in the year nineteen hundred and ninety nine, before me personally came John C. Baumgarner, President of Williams International ATL Limited, who signed his name thereto by order of the Board of Directors of said corporation.


                                             /s/ ANDREA GARCIA
                                             ------------------------------
                                             Notary

My commission expires June 17, 2001




WITNESSES:

/s/ JAMES N.CUNDIFF
------------------------------
Name:
CPF:

/s/ SUSAN C. STRICKLAND
------------------------------
Name:
CPF:

                  On the 24th day of March, in the year nineteen hundred and ninety nine, before me personally came James N. Cundiff to me known to be the individual described in, and who witnessed the execution of the foregoing instrument.


                                                  /s/ ANDREA GARCIA
                                                  ----------------------------
                                                  Notary


        One the 24th day of March, in the year nineteen hundred and ninety nine, before me personally came Susan C. Strickland to me known to be the individual described in, and who witnessed the execution of the foregoing instrument.


                                                  /s/ ANDREA GARCIA
                                                  ----------------------------
                                                  Notary

         IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be duly executed as of the date first above written.

                                     JOHI REPRESENTACOES LTDA


                                             [ILLEGIBLE]
                                     ---------------------------------------
                                     Name:

                                     Title:




         On the ____ day of March, in the year nineteen hundred and ninety nine, before me personally came ______________________________, ___________ of Johi
Representacoes Ltda., who signed her/his name thereto by order of the Board of Directors of said corporation.




                                              ---------------------------------
                                              Notary

WITNESSES:


------------------------------
Name:
CPF:


------------------------------
Name:
CPF:

                  One the ___ day of March, in the year nineteen hundred and ninety nine, before me personally came ______________________ to me known to be the individual described in, and who witnessed the execution of the foregoing instrument.



                                              ----------------------------
                                              Notary

         One the ___ day of March, in the year nineteen hundred and ninety nine, before me personally came ______________________ to me known to be the individual described in, and who witnessed the execution of the foregoing instrument.



                                              ----------------------------
                                              Notary

         IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be duly executed as of the date first above written.

                                            ATL-ALGAR TELECOM LESTE S.A.



                                                  /s/ [ILLEGIBLE]
                                           --------------------------------
                                           Name:
                                           Title: Attorney-in-fact


On the ___ day of March, in the year nineteen hundred and ninety nine, before me personally came ______________________________, ___________ of
ATL-ALGAR Telecom Leste S.A., who signed her/his name thereto by order of the Board of Directors of said corporation.



                                                   ----------------------------
                                                   Notary

WITNESSES:

/s/ [ILLEGIBLE]
------------------------------
Name:
CPF:

/s/ [ILLEGIBLE]
------------------------------
Name:
CPF:

                  One the ___ day of March, in the year nineteen hundred and ninety nine, before me personally came ______________________ to me known to be the individual described in, and who witnessed the execution of the foregoing instrument.




                                                     --------------------------
                                                     Notary


         One the ___ day of March, in the year nineteen hundred and ninety nine, before me personally came ______________________ to me known to be the individual described in, and who witnessed the execution of the foregoing instrument.




                                                     -------------------------
                                                     Notary

                                Schedule 3.1(a)


              DUE ORGANIZATION: DUE QUALIFICATION: REQUISITE POWER
              ----------------------------------------------------


As of the date of this Share Purchase Agreement, the Company is in compliance with all material provisions of its By-laws except with respect to the following matters:


1. The Company has obtained importation credit in the amount of R$628,688.28 from International Importacao e Exportacao Ltda, by a purchase order for certain equipment, signed on June 26, 1998 by Julio Cesar Pinto, Chief Financial Officer of the Company. According to Article 20 of the Company's By-laws, two officers' signatures were required.

The Company has all governmental licenses, permits and other approvals necessary to operate its properties and carry on its business except for those licenses and approvals described on Schedule 3.1(d).

                                Schedule 3.1(d)

                   AUTHORIZATIONS AND APPROVALS NOT OBTAINED
                   -----------------------------------------

1. Cell Site Anatel Licenses: See attached Appendix 1 of cell sites for which Anatel licenses are pending approval.

2. Cell Site Building Permits: Construction/installation/operation permits ("alvaras") were not obtained for some cell sites (see Appendix I hereto for list of ell sites). These alvaras will not be obtained because the construction phase of the cell sites has already terminated.

3. Cell Site Safety and Occupancy Permits: These permits ("habite-se") are pending for all the cell sites (see attached Appendix 1 for list of cell sites).

4. License from the Ministry of Aeronautics ("COMAR") for all cell sites. This license is required to show that the signals and frequencies produced by the cell sites do not interfere with course control devices of airplanes. Currently, none of the cell sites are licensed (see Appendix 1).

5. Central Bank: The Registration Certificates of the foreign capital held by Williams International Telecom Limited ("WITL"). Williams International ATL Limited (as transferee of WITL's entire interest in the Company) and SKTI-US, LLC have not yet been issued.

6. Network Interconnection: The following executed Network Interconnection Agreements, by their respective terms, are not deemed to be in effect until ratification ("homologacao") of the agreements has been granted by ANATEL. Applications for such ratifications have been submitted and are pending before ANATEL. Under its own regulations, ANATEL cannot interfere with or impede interconnection of its concessionaires with networks necessary for the concessionaires' operations; therefore, the parties are acting under the agreements despite ANATEL'S delay in formally ratifying the agreements.

         a. Network Interconnection Agreement with Empresa Brasileira de Telcommunicacoes S.A. - Embratel. Aug. 16, 1998.

         b. Network Interconnection Agreement with Telerj Celular S/A, Aug. 28, 1998

         c. Network Interconnection Agreement with Telest Celular S/A, Aug. 28, 1998

         d.   Network Interconnection Agreement with Telerj S/A, Aug. 11, 1998

         e.   Network Interconnection Agreement with Telest S/A, Sept. 13, 1998.

7. INPI - The Company is party to the following agreements which are pending registration at the Industrial Property Institute of Brazil ("INPI"). INPI registration is necessary to remit royalties abroad and to deduct the royalty payments as an expense for tax purposes.

        a. Software License and Services Agreement with Amdocs(UK) Limited, dated June 12, 1998.

        b. Technology Support Agreement among SKTI, LLC, the Company, Lightel S.A.- Tecnologia da Informacao and Williams International Telecom Limited, dated March 26, 1998.

                                Schedule 3.1 (n)

                               MATERIAL CONTRACTS
                               ------------------


I.   Material Contracts of ATL-Cayman International:

As of the date of the Share Purchase Agreement, the Borrower is not party to any Material Contracts except for the Loan Documents to which it is party.

II.  Material Contracts of ATL-Algar Telecom Leste S.A.

A. As of the date of the Share Purchase Agreement, the Company is not a party to any Material Contract except for the Loan Documents to which it is party and the following agreements:

     1. Concession Agreement between the Company and ANATEL, dated April 1, 1998, for a term of fifteen (15) years from date of agreement, renewable for equal periods. Governs the exercise by the Company of its concession rights to operate a cellular telephone service in Area 3 of the concession areas created by ANATEL in the States of Rio de Janeiro and Espirito Santo.

     2. Technology Support Agreement between the Company, SKTI,LLC, and, as intervening parties, Lightel S.A. - Tecnologia da Informacao, and Williams International Telecom Limited, dated March 26, 1998, for a term of five (5) years from date of agreement. Governs the supply of technology by SKTI,LLC to the company.

     3. Supply and Implementation Agreement between the Company and Ericsson Telecomunicacoes S.A., dated September 4, 1998, for a term of five (5) years from date of agreement. Governs the supply by Ericsson Telecomunicacoes S.A. of a cellular system to the Company for the states of Rio de Janeiro and Espirito Santo.

     4. Services Supply Contract between the Company and Ericsson Telecomunicacoes S.A., dated September 4, 1998, for a term of five
          (5) years from date of agreement. Governs the supply by Ericsson Telecomunicacoes S.A. of technical assistance to the Company in relation to the technology supplied under the agreement in item 3.

     5. Network Operation and Maintenance Services Agreement between the Company and Ericsson Telecomunicacoes S.A., dated September 4, 1998, for a term of 24 months from the date of the agreement, automatically extended for periods of a year each. Governs the supply by Ericsson Telecomunicacoes S.A. to the Company of operation and maintenance services related to its cellular system supplied under the agreement described in item 3.

     6. Site Acquisition Agreement between the Company and Ericsson Telecomunicacoes S.A., dated September 4, 1998, for a term equal to that of the agreement described in item 3. Governs Ericsson Telecomunicacoes S.A.'s providing services of negotiating cell site leases and administering all technical requirements for the design of such sites.

     7. Software License and Services Agreement between the Company and Amdocs, dated June 12, 1998, for a term of ten (10) years from date of agreement. Governs the granting by Amdocs to the Company of a software license for a billing system and the supply by Amdocs to the Company of installation, operations and maintenance services related to such system.

     8. R/3 Software License between the Company and SAP Comercio e Representacoes Ltda, dated July 9, 1998, for an undefined term. Governs the license of software by SAP to the Company for the Company's financial and accounting system.

     9. Technical Consulting Services Agreement between the Company and SAP Comercio e Representacoes Ltda, dated July 9, 1998, for an undefined term. Governs the provision by SAP to the Company of technical services related to the operation of the system under the agreement described in item 9 above.

     10. Supply of Equipment and Services Agreement between the Company and Hewlett-Packard Brasil S/A, dated August 20, 1998, for an undefined term (agreement makes reference to a term in "Annex I" which does not contain any provision regarding term). Governs the supply of and technical and maintenance services and related equipment related to the majority of the personal computers in the Company's offices.

     11. Network Interconnection Agreement between the Company and Empresa Brasileira de Telecomunicacoes S.A. - Embratel, dated July 16, 1998, for a term to last until either party's concession is terminated. Governs the Company's interconnection and access to a cellular telephone network.

     12. Network Interconnection Agreement between the Company and Telerj Celular S/A (with Tele Sudeste Celular Participacoes S.A. signing as intervening party), dated July 28, 1998, for a term to last until either party's concession is terminated. Governs the Company's interconnection and access to a cellular telephone network.

     13. Network Interconnection Agreement between the Company and Telest Celular S/A (with Tele Sudeste Celular Participacoes S.A. signing as intervening party), dated July 28, 1998, for a term to last until either party's concession is terminated. Governs the Company's interconnection and access to a cellular telephone network.

14. Network Interconnection Agreement between the Company and Telerj S/A (with Tele Norte Leste Participacoes S.A. signing as intervening party), dated August 11, 1998, for a term to last until either party's concession is terminated. Governs the Company's interconnection and access to a cellular telephone network.

15. Network Interconnection Agreement between the Company and Telest S/A (with Tele Norte Leste Participacoes S.A. signing as intervening party), dated August 13, 1998, for a term to last until either party's concession is terminated. Governs the Company's interconnection and access to a cellular telephone network.

16. Infrastructure Sharing Agreement between the Company and Embratel S.A., dated November 3, 1998, for a term of three (3) years as from the date of the agreement. Governs the parties' mutual use of certain parts of their respective cellular telephone network equipment and networks.

17. Clearinghouse Services Agreement between the Company and Embratel, S.A., dated July 28, 1998, for a term of three (3) years form the date of the agreement. Governs the centralization and processing of charges for the Company's use of different operators' cellular networks.

18. Services Agreement between the Company and Andersen Consulting do Brasil Ltda., dated August 13, 1998, for a term from June 1, 1998 to February 28, 1999. Governs the provision of customer care and billing services by Andersen to the Company.

19. Loan Agreement between the Company and Lightel S/A - Tecnologia da Informacao, dated April 1, 1998, for a loan from Lightel up to the principal amount of R$50,000,000.00 (fifty million reals), and all amendments thereto, dated September, October, November and December, 1998 (providing for interest rate readjustment). This agreement provided for payment to be due on January 27, 1999. However, on January 27, 1999, the outstanding amount due was consolidated with amounts due under a verbal loan arrangement, which has no specified term or payment date, with Algar S/A Empreendimentos e Participacoes. See the amount corresponding to "Algar" on
    Schedule 3.9 for the consolidated outstanding debt related to this agreement.

20. Agreement for Equipment Purchase and Supply of Consulting and
    Installation Services, and Software License, between the Company and Lucent Technologies Brasil Ltda., dated June 30, 1998, for an undefined term. Governs the license of software, provision of equipment, and consulting and installation service by Lucent to the Company.

     21. Term of Participation ("Termo de Ingresso") in the Cooperative Arrangement ("Convenio") and in the Agreement for Use of Roaming between the Company and Telerj Celular S/A, dated October 16, 1998, for the same term as the Convenio (which is three (3) years from March 25, 1998, automatically renewable for equal periods of one (1) year). Permits the Company to enter the cooperative arrangements for roaming among other telephone networks.

     22. "Internet IP Direct," Access and Dedicated Line Services Agreement entered into with Empresa Brasileira de Telecomunicacoes S.A. - Embratel, dated July 3, 1998, for an undefined term. Governs the use by the Company of an exclusive telephone line for internet access.

B. Exceptions to due execution of Material Contracts

     1. To the knowledge of the Company, all of the agreements under Section II.A have been duly executed by all parties thereto, except for agreement (11), which is missing the signature of Hewlett-Packard Brasil S/A.

     2. In addition, the Company is currently using and paying for exclusive telephone line service (for internet access) with Telecomunicacoes do Estado do Espirito Santo S.A. e Telecomunicacoes do Estado do Rio de Janeiro S.A., although written agreements with such parties are still being negotiated.

C. Exceptions to Enforceability

     1. The following agreements under Section II.A above have not been signed by two witnesses: (7), (8), (11), Exhibit 7 to agreement (13) (Confidentiality Agreement), Exhibit 7 to agreement (16) (Confidentiality Agreement), and (17). Under Brazilian law, any agreement, with or without two witness' signatures, will be fully enforceable extra-judicially and in ordinary judicial proceedings. However, if the agreement provides for a certain price or sum to be paid thereunder and a party thereto wishes to enforce such payment provision, the agreement will not be eligible for enforcement through summary proceedings unless it contains two witnesses' signatures.

     2. The following documents are lacking formalities for enforcement under Brazilian law: all exhibits to agreement (11) (neither dated, nor initialed) and Exhibit 7 to agreement (15) (undated).

D. Material Contract Defaults

                                Schedule 3.4(a)


              DUE ORGANIZATION; DUE QUALIFICATION; REQUISITE POWER
              ----------------------------------------------------


As of the date hereof Johi Representacoes Ltda has all governmental licenses, permits and other approvals necessary to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                                Schedule 3.4(d)


                         NO AUTHORIZATIONS OR APPROVALS
                         ------------------------------


As of the date hereof, no authorization or approval, consent or other Action by, and no notice to, recordation with or filing with any governmental Authority or any other Person is required in connection with the due execution, delivery, performance, recordation, filing, legality, validity, admissibility in evidence or enforceability of the Johi Agreements (other than the Johi Amendment which shall be registered within the board of trade), as well as the Power of Attorney thereby.

                                Schedule 3.4(j)


                               MATERIAL CONTRACTS
                               ------------------


As of the date hereof, Johi Representacoes Ltda is not party to any Material Contract, except for the Transaction Agreements to which it is party.

The company is aware of no material default under any of the Material Contracts except for agreements (3) and (7) under Section II.A. above. Under Section 15.I of agreement (3), Ericsson Telecomunicacoes S.A. ("Ericsson") agreed to deliver 5 mobile switch centers, 1 home location registry (client profile database) and 245 cell sites, all fully operational, by December 15, 1998. As of December 15, 1998, Ericsson had delivered only 2 mobile switch centers, one home location registry and 14 cell sites. Under Section 2 of agreement (7), Ericsson agreed to submit to ATL-Algar for review, by September 20, 1998, lease agreements related to the cell sites and mobile switch centers to be delivered under agreement (3). As of December 15, 1998, Ericsson had submitted only 90 lease agreements to ATL-Algar for review.